                    P & F INDUSTRIES, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
              SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
                       THREE MONTHS ENDED MARCH 31, 1997
              ----------------------------------------------------
              ----------------------------------------------------

                                                                                     FULLY
                                                                       PRIMARY      DILUTED
                                                                     -----------  -----------
Net income.........................................................  $   361 474  $   361 474
Dividends on preferred stock.......................................      (21 857)     (21 857)
                                                                     -----------  -----------
Net income for earnings per common share...........................  $   339 617  $   339 617
                                                                     -----------  -----------
                                                                     -----------  -----------
Weighted average number of common shares outstanding during the
  year.............................................................    2 956 102    2 956 102
Common share equivalents--shares issuable upon exercise of stock
  options..........................................................      517 935      527 224
                                                                     -----------  -----------
Weighted average number of common shares and common share
  equivalents used in calculation of earnings per common share.....    3 474 037    3 483 326
                                                                     -----------  -----------
                                                                     -----------  -----------
Earnings per common share                                                   $.10         $.10
                                                                     -----------  -----------
                                                                     -----------  -----------

                    P & F INDUSTRIES, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                                  (CONTINUED)
              SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
                       THREE MONTHS ENDED MARCH 31, 1996
              ----------------------------------------------------
              ----------------------------------------------------

                                                                                     FULLY
                                                                       PRIMARY      DILUTED
                                                                     -----------  -----------

Net income.........................................................  $   350 293  $   350 293

Dividends on preferred stock.......................................      (65 836)     (65 836)
                                                                     ------------ -----------
                                                                         284 457      284 457
Addback to net income of decrease in interest expense resulting from assumed use of proceeds from exercise of options to reduce
  outstanding debt.................................................          450           --
                                                                     ------------ -----------

Net income for earnings per common share...........................  $   284 907  $   284 457
                                                                     -----------  -----------
                                                                     -----------  -----------
Weighted average number of common shares outstanding during the
  year.............................................................    2 929 991    2 929 991

Common share equivalents--shares issuable upon exercise of stock
  options..........................................................      230 372      298 961
                                                                     -----------  -----------
Weighted average number of common shares and common share
  equivalents used in calculation of earnings per common share.....    3 160 363    3 228 952
                                                                     -----------  -----------
                                                                     -----------  -----------
Earnings per common share                                                   $.09         $.09
                                                                     -----------  -----------
                                                                     -----------  -----------